                           SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement


[X]  Definitive Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6 (E)(2))
[_]  Definitive Additional Materials


[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      United International Holdings, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Aggregate number of securities to which transaction applies:
     (2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (3)  Proposed maximum aggregate value of the transaction to the Registrant:
     (4)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

Notes:

                      UNITED INTERNATIONAL HOLDINGS, INC.
                       4643 S. Ulster Street, Suite 1300
                            Denver,  Colorado  80237

                               -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held August 29, 1996

                             ---------------------


Dear Fellow Stockholder:

          The annual meeting of stockholders (the "Meeting") of United International Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Denver Marriott Tech Center, 4900 South Syracuse St., Denver, Colorado 80237, on Thursday, August 29, 1996, at 10:00 a.m. local time for the purpose of considering and acting on (i) the election of three Directors in Class III to serve until the 1999 annual meeting of stockholders and (ii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1997.

          Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on July 22, 1996, will be entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

          All stockholders are cordially invited to attend the Meeting. Shares can only be voted at the Meeting if the holder is present or represented by proxy. If you do not expect to attend the Meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying, postage prepaid envelope promptly, so your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of such proxy does not affect your right to vote in person in the event you attend the Meeting.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               /s/ Bernard G. Dvorak

                               Bernard G. Dvorak
                               Chief Financial Officer and Secretary



Denver, Colorado
July 26, 1996

                      UNITED INTERNATIONAL HOLDINGS, INC.
                     4643  South Ulster Street, Suite 1300
                            Denver, Colorado  80237

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

          This Proxy Statement is being furnished to holders of Class A Common Stock and Class B Common Stock, each $.01 par value per share (collectively, "Common Stock"), of United International Holdings, Inc., a Delaware corporation ("UIHI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of the Company's stockholders (the "Meeting") to be held on Thursday, August 29, 1996, at the Denver Marriott Tech Center, 4900 South Syracuse St., Denver, Colorado 80237, commencing at 10:00 a.m. local time and at any adjournment or postponement thereof, for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders.

          This Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders of UIHI on or about August 2, 1996.

Voting Rights; Record Date

          The Board has fixed the close of business on July 22, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting. As of July 24, 1996, the Company had outstanding 25,768,398 shares of Class A Common Stock and 13,256,469 shares of Class B Common Stock.

          The Class A Common Stock and Class B Common Stock vote together as a single class on all matters except where class voting is required by the Delaware General Corporation Law. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes. The affirmative vote of a majority of the combined voting power of the shares of Common Stock represented in person or by proxy at the Meeting will be required to ratify or approve a proposal. Directors are elected by a majority of the combined voting power of the shares represented in person or by proxy and entitled to vote.

          With respect to the election of Directors, stockholders of the Company may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company may vote in favor of or against the proposal.

          The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum.

Proxies

          All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instruction indicated in such proxies; however, a properly executed proxy marked "ABSTAIN, " although counted for purposes of determining whether there is a quorum at the Meeting, will not be voted and will have the same effect as a negative vote. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (1) the election of all three nominees listed under the caption "Election of Directors" and (2) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1997. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

          A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237, Attention: Secretary, at or before the vote to be taken at the Meeting.

          The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

Annual Report

          A copy of the Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended February 29, 1996, is being mailed with this Proxy Statement to all Stockholders entitled to vote at the Meeting. The Annual Report to Stockholders does not form any part of the material for solicitations of proxies.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information concerning the ownership of Common Stock of all classes as of July 24, 1996, by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock at such date, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group, as of July 24, 1996. Shares of Class B Common Stock are convertible immediately into shares of Class A Common Stock on a one-for-one basis, and accordingly, holders of Class B Common Stock are deemed to own the same number of shares of Class A Common Stock. The table below also reflects deemed beneficial ownership of Class A Common Stock or Class B Common Stock resulting from the voting provisions of a stockholders' agreement between the Company, Apollo Cable Partners, L.P. ("Apollo") and certain stockholders of the Company (the "Founders") (the "Stockholders' Agreement"). See "Certain Transactions-The Apollo Transaction."

                                                       Beneficial Ownership Other
                                                          Than Deemed Beneficial
                                                       Ownership as a Result of the
                                                          Stockholders' Agreement
                                             ----------------------------------------------
                                                            Class A Common Stock
                                                                    and
                                                            Class B Common Stock
                                             ----------------------------------------------
                                                                                 Percent of
                                               Number            Percent         Total Vote
                                               ------            -------         ----------
Gene W. Schneider (1)(2)................     2,731,782             7.0%             16.5%
Bernard G. Dvorak(3)....................       192,177              *                 *
Michael T. Fries (4)....................       165,635              *                 *
Vernon F. Kenley(5).....................        39,500              *                 *
Nimrod J. Kovacs(6).....................       142,297              *                 *
David J. Leonard(7).....................        63,021              *                 *
Albert M. Carollo(1)(8).................       141,210              *                 *
Lawrence J. DeGeorge(1)(9)..............       718,304             1.8               4.3
William J. Elsner(1)(10)................     1,027,839             2.6               5.4
Joseph E. Giovanini(1)(11)..............     1,812,140             4.6              11.3
Antony P. Ressler(12)...................        27,500              *                 *
Curtis Rochelle(1)(13)..................     1,154,654             3.0               7.0
Mark L. Schneider(1)(14)................       450,118             1.2               1.9
Bruce Spector(15).......................        27,500              *                 *
Edward G. Jepsen (16)...................       673,304             1.7               4.2
All directors and executive officers
 as a group (16 persons)................     8,728,938            22.4              48.8
Apollo (17).............................     4,261,364            10.9              26.9
Janet Schneider(18).....................       322,621              *                1.9
Philips Media Networks B.V. (19)........     3,169,151             8.1               2.0
Neuberger & Berman(20)..................     3,117,800             8.0               2.0
Media International Holdings
  Limited(21)...........................     1,663,960             4.3               1.1

                                                         Beneficial Ownership, including Deemed
                                                                Beneficial Ownership as a
                                                                      Result of the
                                                                 Stockholders' Agreement
                                              -------------------------------------------------------------
                                                                                          Percentage of All
                                                     Class A              Class B            Outstanding
                                                  Common Stock          Common Stock        Common Stock
                                              -------------------    -----------------    ------------------

                                               Number     Percent      Number  Percent     Number       Vote
                                               ------     -------    --------  -------     ------       ----
Gene W. Schneider (1)(2)................     13,526,063    35.5%     12,362,307    93.3%      34.7%     78.8%
Bernard G. Dvorak(3)....................        192,177       *         103,698       *          *         *
Michael T. Fries (4)....................        165,635       *          61,956       *          *         *
Vernon F. Kenley(5).....................         39,500       *              --      --          *         *
Nimrod J. Kovacs(6).....................        142,297       *          40,833       *          *         *
David J. Leonard(7).....................         63,021       *              --      --          *         *
Albert M. Carollo(1)(8).................     13,526,063    35.5      12,362,307    93.3       34.7      78.8
Lawrence J. DeGeorge(1)(9)..............     13,526,063    35.5      12,362,307    93.3       34.7      78.8
William J. Elsner(1)(10)................     13,526,063    35.5      12,362,307    93.3       34.7      78.8
Joseph E. Giovanini(1)(11)..............     13,526,063    35.5      12,362,307    93.3       34.7      78.8
Antony P. Ressler(12)...................         27,500       *              --      --          *         *
Curtis Rochelle(1)(13)..................     13,526,063    35.5      12,362,307    93.3       34.7      78.8
Mark L. Schneider(1)(14)................     13,526,063    35.5      12,362,307    93.3       34.7      78.8
Bruce Spector(15).......................         27,500       *              --      --          *         *
Edward G. Jepsen (16)...................     13,526,063    35.5      12,362,307    93.3       34.7      78.8
All directors and executive officers
 as a group (16 persons)................     14,218,954    37.3      12,580,244    94.9       36.4      80.5
Apollo (17).............................     13,526,063    35.5      12,362,307    93.3       34.7      78.8
Janet Schneider(18).....................     13,526,063    35.5      12,362,307    93.3       34.7      78.8
Philips Media Networks B.V. (19)........      3,169,157    12.3              --      --        8.1       2.0
Neuberger & Berman(20)..................      3,117,800    12.1              --      --        8.0       2.0
Media International Holdings
  Limited(21)...........................      1,663,960     6.5              --      --        4.3       1.1

*  Less than 1%.

(1) The address of Messrs. G. Schneider, Carollo, DeGeorge, Elsner, Giovanini, Rochelle and M. Schneider is c/o United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237.
(2) Includes 123,333 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 1,531,756 shares of Class B Common Stock owned by G. Schneider Holdings Co. (c/o United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, CO 80237). The fourth through ninth columns also include 9,758,943 shares of Class B Common Stock and 1,035,338 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(3) Includes 84,479 shares of Class A Common Stock that are subject to presently exercisable options.
(4) Includes 99,479 shares of Class A Common Stock that are subject to presently exercisable options.
(5) Includes 39,500 shares of Class A Common Stock that are subject to presently exercisable options.
(6) Includes 77,708 shares of Class A Common Stock that are subject to presently exercisable options.
(7) Includes 58,021 shares of Class A Common Stock that are subject to presently exercisable options.
(8) Includes 30,000 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 111,206 shares of Class B Common Stock owned by Albert & Carolyn Company, 111,206 shares of Class B Common Stock owned by the James R. Carollo Living Trust, 111,204 shares of Class B Common Stock owned by John
     B. Carollo Living Trust, and 11,917,481 shares of Class B Common Stock and 1,133,756 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Carollo disclaims beneficial ownership. The address of Albert & Carolyn Company, the James R. Carollo Living Trust and the John B. Carollo Living Trust is c/o Sweetwater Television Co., P.O. Box 8, 602 Broadway, Rock Springs, WY 82901.
(9) Includes 30,000 shares of Class A Common Stock that are subject to presently exercisable options and 668,304 shares of Class B Common Stock owned by Amphenol Corporation (358 Hall Avenue, Wallington, CT 06492), of which Mr. DeGeorge is Chairman of the Board. The fourth through ninth columns also include 11,694,003 shares of Class B Common Stock and 1,113,756 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. DeGeorge disclaims beneficial ownership.
(10) Includes 190,000 shares of Class A Common Stock that are subject to
     presently exercisable options.   The fourth through ninth columns also
     include 11,529,553 shares of Class B Common Stock and 968,671 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Elsner disclaims beneficial ownership.
(11) Includes 30,000 shares of Class A Common Stock that are subject to presently exercisable options and 398,568 shares of Class B Common Stock owned by Giovanini Partners (3745 West Esther Way, Box 607, Teton Village, WY 83025). The fourth through ninth columns also include 10,580,167 shares of Class B Common Stock and 1,133,756 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Giovanini disclaims beneficial ownership.
(12) Includes 27,500 shares of Class A Common Stock that are subject to presently exercisable options.
(13) Includes 30,000 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 111,184 shares of Class B Common Stock owned by Marian Rochelle (Box 996, Rawlins, WY 82301) and 998,470 shares of Class B Common Stock owned by the Curtis Rochelle Trust. The fourth through ninth columns also include 38,456 shares of Class B Common Stock owned by Kathleen Jaure (Box

     321, Rawlins, WY 82301), 38,456 shares of Class B Common Stock owned by Jim Rochelle (Box 967, Gillette, WY 82717), 11,175,741 shares of Class B Common Stock and 1,118,756 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Rochelle disclaims beneficial ownership.
(14) Includes 159,750 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 12,071,939 shares of Class B Common Stock and 1,004,006 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(15) Includes 27,500 shares of Class A Common Stock that are subject to presently exercisable options.
(16) Includes 668,304 shares of Class B Common Stock owned by Amphenol Corporation, of which Mr. Jepsen is Executive Vice President, Chief Financial Officer and a director, as to which Mr. Jepsen disclaims beneficial ownership. The fourth through ninth columns also include 11,694,003 shares of Class B Common Stock and 1,163,756 of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Jepsen disclaims beneficial ownership.
(17) Represents 4,261,364 shares of Class B Common Stock owned by Apollo. The fourth through ninth columns also include 8,100,943 shares of Class B Common Stock and 1,163,756 of shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Apollo disclaims beneficial ownership. The address of Apollo is c/o Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577. Apollo Advisors, L.P. is the managing general partner of AIF II, L.P., the general partner of Apollo. Antony Ressler and Bruce Spector, directors of the Company, are also officers of Apollo Advisors, L.P. Each of Messrs. Ressler and Spector expressly disclaims beneficial ownership of the shares held by Apollo.
(18) Includes 129,847 shares of Class B Common Stock owned by family members and 192,774 shares of Class B Common Stock owned by The Janet Schneider Revocable Trust. The address for the family members and The Janet Schneider Revocable Trust is 3500 Alpine Drive, Casper, WY 82601. The fourth through ninth columns also include 12,069,686 shares of Class B Common Stock and 1,133,756 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Ms. Schneider disclaims beneficial ownership.
(19) The address of Philips Media Networks B.V. is P.O. Box 218, 5600 Md Eindhoven, The Netherlands.
(20) The address of Neuberger & Berman is 605 Third Avenue, New York, New York, 10158-3698 per the NASDAQ Stock Market Corporate Record.
(21) Represents shares of Class A Common Stock exercisable upon conversion of 166,396 shares of the Company's Convertible Preferred Stock, Series A. The address of Media International Holdings Limited is c/o ITC, Amsteldijk 166, 1079 LH, Amsterdam, The Netherlands.


                       PROPOSAL 1 - Election of Directors

  The number of members of the Company's Board of Directors is currently fixed at ten. The Company's Restated Certification of Incorporation provides for a classified Board of Directors. For purposes of determining their terms, directors are divided into three classes. The Class I directors, whose terms expire at the 1997 annual meeting of stockholders, include Messrs. Carollo, DeGeorge, Ressler and Mark L. Schneider. The Class II directors, whose terms expire at the 1998 annual meeting, include Messrs. Elsner, Jepsen and Spector. The Class III directors, whose terms expire at the Meeting, include Messrs. Giovanini, Rochelle and Gene W. Schneider. Each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election or until his earlier death, resignation or removal.

  Proxies are solicited in favor of the nominees for Class III directors named below and it is intended that the proxies will be voted for the three nominees unless otherwise specified. In the event that any of the nominees should be unable to serve as directors, an event that the Company does not presently anticipate, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the Nominees

   Gene W. Schneider, 69, has served as Chairman of the Board of Directors of the Company since May 1989 and was a director of United International Holdings, a Colorado general partnership of which the Company was a subsidiary prior to its initial public offering (the "Partnership") from September 1989 until its dissolution in December 1993. On October 1, 1995, Mr. Schneider became the Company's Chief Executive Officer. On May 24, 1996, the Company formed an Office of the Chairman, of which Mr. Schneider is a member. Mr. Schneider was, until November 1991, Chairman of United Artists Entertainment Company ("United Artists"), the third-largest cable television company, and the largest theater owner, in the world. He was a founder of United Cable Television Corporation ("United Cable") in the early 1950s and, as its Chairman and Chief Executive Officer, built United Cable into the eighth-largest multiple system operator prior to merging with United Artists. He has been active in cable television affairs and has served on numerous National Cable Television Association ("NCTA") committees and special projects since NCTA's inception in the early 1950s. He also has served on the boards of directors of several other companies, including Turner Broadcasting Corporation.

  Joseph E. Giovanini, 63, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Giovanini is General Partner of Giovanini Investments, Ltd., Jackson, Wyoming and manages personal investments. He was a director of United Artists from December 1988 to November 1991 and a director of United Cable from 1974 to 1989.

  Curtis W. Rochelle, 81, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. He is a rancher in Rawlins, Wyoming, and the owner of Rochelle Livestock. Mr. Rochelle also is a director and Vice President of Lander Energy Company, a real estate developer in Fort Collins, Colorado, and was a director of United Artists from December 1988 to November 1991. Mr. Rochelle also was a director of United Cable from 1974 to 1989.

           The Board of Directors recommends a vote FOR each nominee.

Directors Whose Terms Expire in 1997

  Albert M. Carollo, 82, has been a director of the Company since April 1993 and was a director of the Partnership from December 1990 until its dissolution in December 1993. He served as a director of United Artists from December 1988 to November 1991 and has been President of Sweetwater Television Company since 1955. Mr. Carollo was a director of United Cable from 1974 until 1989.

  Lawrence J. DeGeorge, 80, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. He has also been Chairman of the Board and Chief Executive Officer of Amphenol Corporation ("Amphenol"), a major international manufacturer of electrical, electronic and fiber-optic connectors, cable and cable assemblies, since May 1987. Since 1985, Mr. DeGeorge has been the Chief Executive Officer of Amphenol's subsidiary, Times Fiber Television Communications, Inc. ("Times Fiber") a major U.S. manufacturer of coaxial cable for the cable television industry.

  Antony P. Ressler, 35, has been a director of the Company since October 1993. Since its inception in 1990, Mr. Ressler has been a partner of Apollo Advisors, L.P. and Lion Advisors, L.P., which through several funds represent institutional investors with respect to corporate acquisitions and securities investments. From 1988 to 1990, he was a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, a firm he joined in 1985. Mr. Ressler is also a director of Dominck's Supermarkets, Inc., Family Restaurants, Inc., Forum Group, Inc., Gillett Holdings, Inc. and Packaging Resources, Inc.

  Mark L. Schneider, 41, served as President from July 1992 to June 1, 1995, and has been a director of the Company since April 1993. Since June 1995, Mr. Schneider has served as a consultant to the Company. On May 24, 1996, the Company formed an Office of the Chairman of which Mr. Schneider, Chief of Strategic Planning and Business Oversight, is a member. From 1989 until July 1992 he was Senior Vice President of the Company. Mr. Schneider was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Schneider was also a director of United Artists from May 1991 until November 1991.

Directors Whose Terms Expire in 1998

  William J. Elsner, 44, has served as a director of the Company since 1989 and Chief Executive Officer from July 1992 through October 1, 1995. Since October 1995, Mr. Elsner has served as a consultant to the Company. From May 1989 to July 1992, Mr. Elsner served as President of the Company. He was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Elsner has 16 years of experience in the cable television industry. Mr. Elsner was also a director of United Artists from 1989 until 1991. Mr. Elsner is also a director of Black Rock Golf Corporation.

  Edward G. Jepsen, 53, has served as a director of the Company since December 1995. He has been Executive Vice President and Chief Financial Officer of Amphenol since May 1989 and a director of Amphenol since January 1991. He has been the Executive Vice President and Chief Financial Officer of Amphenol's
subsidiary, Times Fiber since May 1989.   Mr. Jepsen is also a director of TRC
Company, Inc., an environmental research firm. He was executive vice president, chief financial officer and controller of LPL Technologies, Inc. ("LPL") from November 1988 to December 1992 and a director of LPL from January 1991 to December 1992.

  Bruce H. Spector, 53, has been a director of the Company since October 1993. Mr. Spector served as a consultant to Apollo Advisors, L.P. from October 1992 until March 1995 when he became a principle of the firm. Prior to joining Apollo, Mr. Spector was a senior member of the Los Angeles law firm of Stutman, Treister & Glatt Professional Corporation for nearly 25 years. Mr. Spector is also a director of Vail Holdings, Inc. and Telemundo Group, Inc.

  Gene W. Schneider and Mark L. Schneider are father and son. No other family relationships exist between any other executive officers or directors of the Company.

Committees and Meetings

  The Board has standing Audit and Compensation Committees. The Board does not have a nominating committee.

  Audit Committee. The Audit Committee consists of three independent directors who are not affiliates or present or former employees of the Company. Messrs. Carollo, DeGeorge and Giovanini currently serve as the members of the Audit Committee. The Audit Committee met one time during the fiscal year ended February 29, 1996. The Audit Committee is charged with reviewing the general scope of audit coverage, matters relating to the Company's internal control systems, and other accounting and auditing issues.

  Compensation Committee. The Compensation Committee currently consists of all non-employee directors: Messrs. Carollo, DeGeorge, Giovanini, Jepsen, Ressler, Rochelle and Spector. The Compensation Committee met three times during Fiscal 1996. The Compensation Committee administers the Company's stock option plans, and in this capacity approves all option grants to Company officers and executives under the Company's 1993 Stock Plan. It also makes recommendations to the Board of Directors with respect to the compensation of the Chairman of the Board and Chief Executive Officer and approves the compensation paid to other senior executives. The Compensation Committee's report for Fiscal 1996 is included in this proxy statement.

During Fiscal 1996, the Board of Directors met 13 times.

Executive Compensation

  The following table sets forth the aggregate annual compensation for the Company's executive officers for services rendered during the fiscal years ended February 29, 1996 and February 28, 1995 and 1994 ("Fiscal 1996," "Fiscal 1995" and "Fiscal 1994," respectively).

                           Summary Compensation Table

                                                                  Annual                Long-Term
                                                               Compensation            Compensation
                                                        -------------------------      ------------
                                                                                        Securities
                Name and                                                                Underlying          All Other
           Principal Position                 Year      Salary($)        Bonus($)      Options (#)       Compensation ($)
- --------------------------------------        ----      ---------        --------     ------------       ----------------
Gene W. Schneider                             1996      $332,539        $     --          40,000             $4,691
Chairman of the Board, Chief Executive        1995       301,154              --              --              4,620
  Officer(1)                                  1994       280,641(2)           --         150,000                355

William J. Elsner                             1996       332,539              --          40,000              4,691
Chief Executive Officer(3)                    1995       301,154              --              --              4,620
                                              1994       284,327              --         150,000                355

Nimrod J. Kovacs                              1996       236,808              --          10,000              4,680
President Eastern Europe Electronic           1995       216,208          50,287              --              4,308
  Distribution & Global Programming Group     1994       199,641         227,024         100,000                331


Michael T. Fries                              1996       221,692              --          35,000              4,778
President, UIH Asia/Pacific, Inc.             1995       180,692              --              --              4,617
                                              1994       153,769              --         120,000                355

Bernard G. Dvorak                             1996       201,539              --          35,000              4,797
Chief Financial Officer                       1995       160,615              --              --              4,616
                                              1994       133,692              --         100,000                355

David J. Leonard                              1996       201,539              --          25,000              4,419
President, UIH Latin America, Inc.            1995       151,039              --              --              4,475
                                              1994        24,769              --          80,000                323
- ----------

(1) Effective October 1, 1995 Gene W. Schneider became the Company's Chief Executive Officer.
(2) Consists of $233,333 of deferred compensation earned during Fiscal 1994 paid to Mr. Schneider on January 10, 1994 pursuant to the deferred compensation arrangement described below and $47,308 of salary. See "--Deferred Compensation Agreement."
(3) Effective October 1, 1995, Mr. Elsner resigned as Chief Executive Officer of the Company and on February 15, 1996, entered into a consulting agreement with the Company. See "Consulting Agreements." All amounts paid through that date pursuant to such agreement are salary.


     The following table sets forth information concerning options which were granted by the Company to the officers named in the Summary Compensation Table above during Fiscal 1996.

                      Option Grants in Last Fiscal Year(1)

                                                                                                      Potential Realizable Value
                                                                                                           at Assumed
                                                                                                     Annual Rates of Stock Price
                                                        Individual Grants                           Appreciation for Option term
                                --------------------------------------------------------------      ----------------------------
                                 Number of       Percentage of
                                Securities      Total  Options
                                Underlying        Granted to          Exercise
                                 Options         Employees in           Price       Expiration
                                Granted (#)       Fiscal Year          ($/SH)          Date          5% ($)           10%($)
                                -----------       -----------          ------          ----          ------           ------
Gene W. Schneider                 40,000             6.1%              $15.75         6/16/05       $396,204        $1,004,058
William J. Elsner(2)              40,000             6.1%              $15.75         6/16/05       $396,204        $1,004,058
Nimrod J. Kovacs                  10,000             1.5%              $15.75         6/16/05       $ 99,051        $  251,014
Michael T. Fries                  35,000             5.3%              $15.75         6/16/05       $346,678        $  878,551
Bernard G. Dvorak                 35,000             5.3%              $15.75         6/16/05       $346,678        $  878,551
David J. Leonard                  25,000             3.8%              $15.75         6/16/05       $247,627        $  627,536

(1) The stock options granted during Fiscal 1996 become exercisable with respect to 25% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 75% in equal monthly increments over the three-year period thereafter. Vesting of the options granted accelerate upon a change of control of the Company as defined in the Employee Plan.
(2) As of November 21, 1995, Mr. Elsner's unexercisible options vested, see "Consulting Agreements."

  The following table sets forth information concerning unexercised options held by officers named in the Summary Compensation Table above as of the end of Fiscal 1996.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                           Number of Securities       Value of Unexercised
                           Underlying Unexercised          In-the-Money
                           Options at FY-End (#)      Options at FY-End ($)
      Name               Exercisable/Unexercisable  Exercisable/Unexercisable
      ----               -------------------------  -------------------------
Gene W. Schneider.....        96,875/93,125           $714,453/436,797
William J. Elsner(1)..            190,000/0           $    1,151,250/0
Nimrod J. Kovacs......        55,833/54,167           $193,021/135,729
Michael T. Fries......        77,500/77,500           $636,146/388,229
Bernard G. Dvorak.....        64,583/70,417           $476,302/300,573
David J. Leonard......        42,292/62,708           $220,942/385,504

1) As of October 1, 1995, Mr. Elsner's unexercisable options vested. See "Consulting Agreements."

Consulting Agreements

  On June 1, 1995, the Company entered into a Consulting Agreement with Mark Schneider, who until that time had served as the Company's President. Mr. Schneider's Consulting Agreement, which is for a term ending on May 31, 2000, contains the following primary terms. Mr. Schneider will be available for up to 90 days each calendar year to serve as a consultant to undertake tasks as assigned by the Chief Executive Officer of the Company. Mr. Schneider will receive an annual fee of $300,000, together with insurance and other perquisites that were available to him in his capacity as President of the Company or that are otherwise made available to top executives of the Company.

  In addition, the Company will pay or reimburse Mr. Schneider for reasonable office expenses, including secretarial help, during the consulting period. All of Mr. Schneider's unvested stock options vested as of the date of the agreement. He will be entitled to receive additional stock options during the consulting period, in an amount to be determined by the Board of Directors on the recommendation of the Chairman of the Company, but shall be entitled to receive at least options to purchase a number of shares of the Company equal to 90 percent of the average number of shares provided in options granted to the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Executive Vice President. In June 1995, Mr. Schneider received 36,000 stock options at an exercise price of $15.75.

  The agreement is terminable by the Company or by Mr. Schneider. If the agreement is terminated by the Company, Mr. Schneider will be entitled to the benefits provided in the agreement. If it is terminated by Mr. Schneider, benefits will terminate as of the date of termination.

  Mr. Schneider has agreed that he will not enter into certain businesses that would be competitive with the Company. This Consulting Agreement provides for indemnification of Mr. Schneider by the Company to the full extent permitted by its Certificate of Incorporation or bylaws, any standard indemnity agreement between the Company and its officers and directors or by applicable law. Mr. Schneider and the Company have executed mutual releases.

  Effective October 1, 1995, the Company entered into a Consulting Agreement with William J. Elsner, who until October 1, 1995, had served as the Company's Chief Executive Officer. Mr. Elsner's Consulting Agreement, which is for a term ending September 30, 1997, contains the following primary terms. Mr. Elsner will be available for up to 90 days each calendar year to serve as a consultant to undertake tasks as assigned by the Chief Executive Officer of the Company. Mr. Elsner will receive an annual fee of $330,000, together with insurance and other perquisites that were available to him in his capacity as Chief Executive Officer of the Company or that are otherwise made available to top executives of the Company. All of Mr. Elsner's unvested stock options vested as of the date of the agreement.

  Mr. Elsner has agreed that he will not enter into certain businesses that would be competitive with the Company. This Consulting Agreement provides for indemnification of Mr. Elsner by the Company to the full extent permitted by its Certificate of Incorporation or bylaws, any standard indemnity agreement between the Company and its officers and directors or by applicable law. Mr. Elsner and the Company have executed mutual releases.

Deferred Compensation Agreement

  The Company and Gene W. Schneider entered into a Deferred Compensation Agreement in July 1991. The agreement provided that, in addition to any monthly compensation that the Board of Directors determined to pay to Mr. Schneider, a specified amount will be credited each December 31, beginning in 1990 and ending in 1993, to a special account maintained on the Company's books. The amounts were $200,000 for calendar years 1990 and 1991, $237,500 for calendar year 1992 and $279,167 for calendar year 1993. In addition, an amount equal to 9% of the account balance as of the end of the prior calendar year was credited to the account each December 31 from 1990 to 1993. The total account balance of $1,034,667 as of December 31, 1993 was paid in one lump sum, less applicable withholding taxes or other amounts, to Mr. Schneider on January 10, 1994.

Compensation of Directors

  The Company compensates its outside directors at $500 per month and $1,000 per board and committee meeting ($500 for certain telephonic meetings) attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. In addition, non-employee directors participate in the Company's Stock Option Plan for Non-Employee Directors pursuant to which each non-employee director was granted options to acquire 40,000 shares of Class A Common Stock at the fair market value of the shares at the time of the grant. See "Non-Employee Director Stock Option
Plan."

Stock Option Plan

  The Company adopted the 1993 Stock Option Plan (the "Employee Plan") in May 1993. The Employee Plan is construed, interpreted and administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the discretion to determine the employees and consultants to whom options are granted, the number of shares subject to the options, the exercise price of the options (which may be below fair market value of the common stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised) and certain other provisions relating to the options.

  Under the Employee Plan, options to purchase up to 3,300,000 shares of the Company's Class A Common Stock may be granted to employees and consultants by the Committee. Members of the Company's Board of Directors who are not employees are not eligible to receive option grants under the Employee Plan. The maximum term of options granted under the Employee Plan is ten years. Options granted may be either incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Vesting of options is accelerated upon a change of control of the Company as defined in the Employee Plan.

  The Committee has granted to the Company's executive officers and other employees options under the Employee Plan to purchase a total of 2,315,122 shares of Class A Common Stock at exercise prices ranging from $4.50 to $17.75 per share. The options vest with respect to 25% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 75% in equal monthly increments over the three-year period thereafter.

Non-Employee Director Stock Option Plan

  The Company adopted a Stock Option Plan for Non-Employee Directors (the "Director Plan") effective June 1, 1993. The Director Plan provides for the grant of an option (a "Director's Option") to acquire 40,000 shares of Class A Common Stock to each member of the Board who was not also an employee of the Company (a "non-employee director") on June 1, 1993, and to each person who is newly elected to the Board as a non-employee director after June 1, 1993, on the date of his election. The total number of shares of Class A Common Stock as to which options may be granted under the Director Plan is 480,000 in the aggregate. Upon the Company's initial public offering, Director's Options were granted with respect to 200,000 shares, at an exercise price of $9.50 per share. Director's Options were granted with respect to an additional 80,000 shares, in connection with the election of Messrs. Ressler and Spector as directors, at an exercise price of $17.75 per share. Director's Options were granted with respect to an additional 40,000 shares, in connection with the election of Mr. Jepsen as a director, at an exercise price of $14.00 per share. Shares totaling 22,491 were exercised and 17,509 were canceled during Fiscal 1996. Each of Apollo and the Founders has the right to nominate one additional director. If either of those directors is a non-employee director, there will be additional options granted under the Director Plan. The exercise price for options granted under the Director Plan is the fair market value of the shares on the date of grant determined by reference to the last reported sale price of the Class A Common Stock on the Nasdaq National Market. The Director's Options become exercisable with respect to 25% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 75% in equal monthly increments over the three-year period thereafter. Vesting is accelerated upon a "change of control" of the Company. For purposes of the Director Plan, a change of control is generally deemed to occur if (a) a person acquires beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of a majority of the directors of the Company unaffiliated with such person, or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new replacement directors was approved by a vote of at least a majority of the members of the board in office immediately prior to such period and of the new and replacement directors so approved.

401(k) Plan

  The Company adopted a defined contribution 401(k) plan (the "401(k) Plan"), effective February 1, 1994. The 401(k) Plan is intended to qualify under Section 401(a) of the Code and will provide for employee pre-tax contributions pursuant to Section 401(k) of the Code and matching Company contributions. It is expected that substantially all of the Company's employees who have satisfied the 401(k) Plan's age and service requirements will be eligible to participate in the 401(k) Plan. Eligible participants may contribute, on a pre-tax basis through payroll deduction, between 1% and 15% of their total pay each payroll period. The Company will match up to the first 6% of a participant's contributions each year at the rate of 50%. The Company's contribution may be made either in cash or in shares of the Company's Class A Common Stock, as determined by the Company in its sole discretion. Company contributions will vest at the rate of 25% per year, beginning upon the completion of one year of service with the Company. Participants in the 401(k) Plan will be permitted to withdraw funds during employment for certain specified hardship purposes. The Company has reserved the right to amend or terminate the 401(k) Plan at any time.

Compensation Committee Interlocks and Insider Participation

  The Company's Board of Directors in April 1993 established a Compensation Committee composed of members of the Board who are not employees of the Company. During Fiscal 1996 and at present, the compensation Committee consists of Messrs. Carollo, DeGeorge, Giovanini, Jepsen, Ressler, Rochelle and Spector. None of the executive officers of the Company have served as a director or member of a compensation committee of another company that had any executive officer that was also a director or member of the Compensation Committee of the Company.

Limitation of Liability and Indemnification

  The Company's Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

  The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and Bylaws. These agreements require the Company, among other things, to indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in certain actions or proceedings, including actions by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Under Section 16 of the Exchange Act, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Class A Common Stock are required to file forms reporting their beneficial ownership of the Company's Class A Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company copies of forms so filed.

  Based solely upon a review of copies of such forms filed with the Company, the Company believes that during the year ended February 29, 1996, all section 16(a) filing requirements were complied with, except that one Form 3 covering initial holdings was filed late by Edward G. Jepsen, Vernon F. Kenley and David J. Leonard and one Form 4 covering an acquisition of securities was filed late by Curtis W. Rochelle.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



  The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for structuring and implementing the Company's executive compensation program and for reviewing compensation paid to certain other key management personnel. The Committee also administers the Company's 1993 Stock Option Plan (the "Employee Plan"). The Committee typically meets together with the Company's full Board of Directors in circumstances where all members of the Board can express their views as to the executive compensation issues being considered.

  The Company's compensation philosophy is based on the belief that the principal component of total executive compensation should be linked to stockholder return on investment as reflected in the appreciation in the price of the Company's Common Stock. In applying this philosophy, the Committee has implemented a compensation policy that seeks to attract and retain superior executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing reasonable cash compensation to its executive officers and senior management while emphasizing the grant of stock options commensurate with their performance and level of responsibility as incentive compensation. Given the nature of the Company's business and its stage of development, any assessment of an executive's performance tends to be very subjective. The Company does not generally pay cash bonuses to its executive officers.

Base Salary

  The Committee believes base salary levels of its executive officers should be reasonable but not excessive. The Committee reviews base salaries for the Company's executive officers and other senior management every 12 to 16 months. A recommendation for specific base salaries for all executive officers is prepared for the Committee and the Board by the Company's Chief Executive Officer and Chairman. The recommendation is based largely on the subjective assessment of the executives' experience, performance and level of responsibility with the Company, but also reflects the base salary paid to executives and other senior management recently hired by the Company relative to the salary of those whose compensation is being reviewed.

  After the recommendation for specific base salaries has been prepared, it is submitted to the Committee and the Board for consideration and approval. The Chief Executive Officer and Chairman explains the factors on which the recommendation is based, discusses the responsibilities and performance of the persons whose compensation is being reviewed and responds to inquiries from the Committee and the Board. Base salary levels are typically approved as recommended.

Equity-Based Incentives

  The Committee believes that the use of equity based incentives directly links executive interests to enhancing stockholder value. To make its overall compensation package for executive officers and other senior management competitive with other companies in the cable/media industry, the Company emphasizes equity-based incentives rather than salary and bonuses. The Board believes that reliance upon such incentives is appropriate because they foster a long-term commitment by the recipient to the Company and encourage employees to seek to improve the long-term market appreciation in the market price of the Company's Class A Common Stock. Equity-based incentives are provided to the Company's executives and key employees through the Employee Plan. In general, executive officers and other employees are eligible for grants of stock options upon their employment by the Company. Options are typically granted at the fair market value of the Class A Common Stock on the date of grant and options typically vest over a period of four years. During Fiscal 1996, the Committee granted stock options to the Company's executive officers.

Fiscal 1996 Compensation for Chief Executive Officer

  The base salary for the Company's Chief Executive Officer is determined by the Compensation Committee. The recommended base salary for both Chief Executive Officers in Fiscal 1996 was intended to represent a raise from the prior years salary and to be at a level slightly higher than that of other most highly compensated executive officers. The base salary bears no specific relationship to the Company's performance during the last fiscal year.

Other Matters

  Provisions of the Internal Revenue Code limit, with certain exceptions, the deductibility by the Company for federal income tax purposes of any named executive officer's annual compensation exceeding $1,000,000. None of the Company's current named executive officers have received otherwise deductible compensation exceeding this limit and could do so at current salary levels only in connection with the exercise of stock options. The Company has not yet determined how these provisions will affect its decisions as to compensation arrangements adopted in the future.

                              COMPENSATION COMMITTEE

                              Albert M. Carollo

                              Lawrence J. DeGeorge

                              Joseph E. Giovanini

                              Edward G. Jepsen

                              Antony P. Ressler

                              Curtis W. Rochelle

                              Bruce H. Spector

Stockholder Return Performance Graph

          The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock against the Nasdaq Composite Index and a peer group of companies based on the Nasdaq Telecommunications Stocks Index (the "Nasdaq Telecom"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 22, 1993. The Company has not paid any cash dividends on its Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.

                      Value of $100 invested on 7/22/93*



                             [GRAPH APPEARS HERE]


Analysis
                                          7/22/93*  2/28/94  2/28/95  2/29/96
                                          -------   -------  -------  -------
   United International Holdings, Inc.     100.00    173.68   165.79   177.63
   Nasdaq Telecom                          100.00    109.85   101.28   115.91
   Nasdaq Composite (US)                   100.00    112.71   114.31   159.20

   * All Nasdaq total return to shareholder figures are calculated on a monthly basis and quotations are as of July 30, 1993. The quotation for the Company is a July 22, 1993 opening quote.

                              CERTAIN TRANSACTIONS

The Apollo Transaction

  Apollo entered into a Standstill Agreement with the Company (the "Standstill Agreement") in connection with Apollo's 1993 investment in the Company whereby Apollo agreed for a period ending seven years after the date of the Company's initial public offering not to purchase additional equity securities of the Company that, when aggregated with equity securities then held by Apollo, would exceed 32.27% of the outstanding equity securities of the Company unless such acquisition is approved by a majority of the disinterested members of the Board of Directors of the Company. Apollo has also agreed not to engage in the solicitation of proxies with respect to the Company during such seven-year period. A person purchasing Class B Common Stock from Apollo must become a party to the Standstill Agreement unless the transfer is made (i) in a tender offer approved by the Company's Board of Directors or (ii) in the open market or in an underwritten public offering, in either case where the transferor does not know the identity of the ultimate purchaser and has no reason to believe that a person would acquire more than 10% of the outstanding shares or voting power of the Company's equity securities. A person purchasing Class A Common Stock from Apollo must become a party to the Standstill Agreement unless the transferor has no reason to believe that the ultimate purchaser would acquire more than the 10% of the outstanding shares or voting power of the Company's equity securities.

  Apollo, the Company and the Founders are parties to the Stockholders' Agreement that provides for the election as director/s by Apollo and the Founders of three persons nominated to be directors by Apollo and nine persons nominated to be directors by the Founders. The number of persons Apollo and the Founders are entitled to nominate for election as directors is subject to reduction for each group if the percentage of the Company's voting securities beneficially owned by it is reduced below certain levels determined without regard to shares issued after the Apollo Transaction is consummated. These director nomination rights expire on April 12, 2003, unless earlier terminated by the agreement of Apollo and the Founders. Apollo and the Founders each has the right to nominate one additional director under the terms of the Stockholders' Agreement.

  The Stockholders' Agreement provides that shares of Class B Common Stock held by the Founders and Apollo will be converted to shares of Class A Common Stock upon any transfer of the Class B Common Stock unless the transferee becomes a party to the Stockholders' Agreement or unless the transfer is one of a type that would not require the purchaser to become a party to the Standstill Agreement if the transfer had been made by Apollo.

  The Stockholders' Agreement also provides that Apollo and the Founders are obligated to offer any of the Company's equity securities or their equivalents to the Company prior to their transfer to persons other than Apollo, the Founders and their affiliates and that the Founders are obligated to permit Apollo to participate on a pro-rata basis in any sale of Class B Common Stock by the Founders that would result in a change of control of the Company. Apollo and partners of the Partnership who are affiliates of the Company have been granted registration rights for the Company's common stock held by them.

Other

  Lawrence DeGeorge, a director of the Company, is a significant shareholder of Amphenol, and is the chief executive officer of Amphenol's subsidiary, Times Fiber. Edward Jepsen, a director of the Company is also a director and officer of Amphenol, and an officer of Times Fiber. During calendar year 1994, Melita Cable TV Ltd. and Norkabelgrupen A/S, affiliates of the Company, purchased approximately $394,000 and $182,000, respectively, of coaxial cable from Times Fiber for system construction and rebuild.

                PROPOSAL 2 - Appointment of Independent Auditors

  The Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors to audit the books, records and accounts of the company and its subsidiaries for the fiscal year ending February 28, 1997. The Board of Directors recommends that such appointment be ratified.

  Representatives from Arthur Andersen LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors.

                             STOCKHOLDER PROPOSALS

  Any proposal by a stockholder intended to be presented at the fiscal 1997 Annual Meeting of Stockholders must be received by the Company on or before March 1, 1997, to be included in the proxy materials of the Company relating to such meeting.

                                 OTHER BUSINESS

  It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                 BY THE ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Bernard G. Dvorak

                                 Bernard G. Dvorak
                                 Chief Financial Officer and Secretary

Denver, Colorado
July 26, 1996

PROXY
                      UNITED INTERNATIONAL HOLDINGS, INC.
                                  COMMON STOCK
     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Gene W. Schneider and Bernard G. Dvorak, or either one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Annual Meeting") of Stockholders of UNITED INTERNATIONAL HOLDINGS, INC. (the "Company") to be held on August 29, 1996, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class A Common Stock of the Company held of record by the undersigned at the close of business on July 22, 1996 with all the power that the undersigned would possess if personally present, as designated on the reverse side.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND APPROVAL OF PROPOSAL 2. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

  THIS PROXY REVOKES ALL PROXIES WITH RESPECT TO THE ANNUAL MEETING AND MAY BE REVOKED PRIOR TO EXERCISE. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT RELATING TO THE ANNUAL MEETING IS HEREBY ACKNOWLEDGED.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



                            . FOLD AND DETACH HERE .

                                             Please mark        [X]
                                             your votes
                                               as this



THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. Election of Directors

     FOR all      WITHHOLD AUTHORITY      Nominees Gene W. Schneider, Joseph E.
    Nominees    to vote for all nominees  Giovanini, Curtis W. Rochelle
    listed to     listed to the right
    the right                             (Instructions: To withhold authority
                                          for any individual nominee, strike a
     [_]                 [_]              line through the nominees name
                                          listed above.)

                                          In their discretion, the named
                                          proxies may vote on such other
                                          business as may properly come before
                                          the Annual Meeting or any
                                          adjournments or postponements thereof.


PROPOSAL NO 2: Ratification of the           FOR      AGAINST      ABSTAIN
selection of auditors: Approval of
the appointment of Arthur Andersen           [_]        [_]          [_]
LLP as independent public accountants
to audit the financial statements of
the Company for the fiscal year
ending February 28, 1997.



TO VOTE IN ACCORDANCE WITH THE BOARD
OF DIRECTORS RECOMMENDATIONS, MERELY
SIGN BELOW, NO BOXES NEED TO BE CHECKED.


                          Please sign exactly as name appears to the left. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.






Signature(s) ________________________________________   Date _________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

                           . FOLD AND DETACH HERE .